Exhibit 99.1
FOR IMMEDIATE RELEASE
Alliance Semiconductor Announces Nasdaq Delisting
SANTA CLARA, Calif.—(BUSINESS WIRE)—September 12, 2006— On September 11, 2006, Alliance Semiconductor Corporation (the “Company”) received notification from the Nasdaq Stock Market, Inc. (“Nasdaq”) that the Nasdaq Listing Qualifications Panel has determined to delist the Company’s securities and accordingly, will suspend trading of the Company’s shares on Nasdaq at the open of business on September 13, 2006. This action was a result of a Nasdaq panel’s agreement with a previous Nasdaq staff determination that the Company is no longer engaged in active business operations and is therefore a “public shell,” which in Nasdaq’s estimation raises public interest concerns under Marketplace Rule 4300.
The Company expects that its modified Dutch auction tender offer, which commenced on August 25, 2006 and is scheduled to expire on September 22, 2006, will not be affected by the delisting of the Company’s securities from Nasdaq. As explained in tender offer materials sent to investors and filed with the Securities and Exchange Commission on August 25, 2006, the Company intends to spend up to $30 million to repurchase up to 10,909,090 shares of common stock, or up to 30.7% of the outstanding shares, at a price per share not greater than $3.00 and not less than $2.75. Stockholders are encouraged to read the Offer to Purchase and related materials, which explain the terms and conditions of the tender offer and provide instructions for tendering shares. These materials are available without charge from the Company’s website at www.alsc.com and from the Commission’s internet address at http://www.sec.gov.
The Company has received assurances that several market makers intend to file applications with the National Association of Securities Dealers to quote the Company’s common stock on the OTC Bulletin Board. Quotations for the Company’s common stock are also expected to appear in the “Pink Sheets” under the trading symbol “ALSC.” The Company will disclose further trading venue information for its common stock when such information becomes available.
Forward-Looking Statements
Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for the Company or our subsidiaries to differ materially from those discussed in forward-looking statements include: changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the semiconductor and communications industries; our ability to sustain historical margins; increased competition; increased costs; increases in our cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
Contact:
Alliance Semiconductor Corporation, Santa Clara
Mel Keating, 408-855-4900